UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2011

WINDTAMER CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 26, 2011, WindTamer Corporation (the “Company”) received Notice of Potential Opportunity to Cure Default(s) (the “Notice”) from First Niagara Bank, N.A. (the “Lender”) and a demand for payment of amounts past due to the Lender pursuant to the Loan Agreement (the “Loan Agreement”), dated April 26, 2010, between the Lender and the Company that provided the Company with a $1,000,000 million working capital revolving line of credit (the “Line of Credit”) due to the occurrence and continuation of events of default under the Loan Agreement.  As of February 23, 2011, the balance under the Line of Credit consisted of principal in the amount of $1,000,000 and accrued interest in the amount of $10,976.45 (collectively, the “Obligations”).

The borrowings under the Loan Agreement are secured by limited guarantees (the “Guarantees”) provided by two of the Company’s officers, Chief Executive Officer William Schmitz and Acting Chief Financial Officer Molly Hedges, and one shareholder, Michael Hughes (collectively, the “Guarantors”).  The Guarantors have established cash-collateral accounts with the Lender in an aggregate amount of $1,000,000.

Because the Line of Credit is secured by the Guarantees of the Guarantors, the Company does not expect the Notice or any actions to be taken by the Lender with respect to the Obligations or the Loan Agreement to have a material adverse effect on the Company’s financial condition or its operations.

The Notice provided that if the events of default were not cured by March 4, 2011, the Lender may, at its sole discretion, accelerate or demand payment in full of the Obligations and take all enforcement actions or otherwise implement remedies under the applicable loan agreements with the Company and the Guarantors.  Pursuant to the Loan Agreement, the interest rate under the Line of Credit has increased by 6% after the occurrence of the events of default.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 on the Company’s Form 8-K filed on April 27, 2011.

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Current Report on Form 8-K contains information that may be deemed forward-looking that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated, which reflect the Company’s analysis only as of today's date. There can be no assurance that such forward-looking statements will prove to be correct, and actual results could differ materially. Further information on these factors, and other factors that could affect the Company’s financial results, is included in the Company’s Securities and Exchange Commission filings, including the latest Annual Report on Form 10-K.

Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Form 8-K. The Company does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: March 3, 2011